Exhibit 99.1

Employee Key Messages for Verbal Delivery by Managers

May 16, 2016

•	We know that you have been reading articles in the news media about the state of Medivation’s future and want to address a few points with you.

•	It is our policy not to comment on rumors or speculation.

•	When there is news to report to you, we will inform you directly, as appropriate. But, here’s what we can tell you.

•	Because of Sanofi’s unsolicited, opportunistic and lowball proposal, we knew the May 5th earnings call was an important opportunity to explain to our shareholders, which includes many of you, why the board unanimously rejected that proposal.

•	If you have not already done so, we encourage you to listen to the webcast and view the slides for an in-depth and compelling look at our prospects with XTANDI, as well the promise of our rich pipeline.

•	I’m sure you are proud to know that you have had a part in these achievements, and you should be!

•	We remind you of our mission and our commitment to patients, which guides what we do every single day: We are focused on the development and commercialization of medically innovative therapies to treat serious diseases for which there are limited treatment options. We aim to transform the treatment of these diseases and offer hope to critically ill patients and their families.

•	Our future has never been brighter! We have, among other things:

•	In XTANDI, a blockbuster product that has benefited over 60,000 patients in the US alone to date, and which we are moving into promising new indications, and

•	Two, wholly owned, differentiated, late-stage assets in talazoparib and pidilizumab, which we believe also have the potential to be blockbuster drugs.

•	We have been successful to date because of our/your focus and our ability to execute effectively on our strategic plans.

•	In these times of potential distraction, your focus on our business is crucial. We MUST continue delivering on our goals and developing the much-needed treatments that are making – and will continue to make — meaningful differences in lives of patients and their families.

•	As a reminder, the 2016 business goals, which can be found on our intranet, are to:

1.	Advance talazoparib clinical program and go-to-market strategies

2.	Grow XTANDI®commercially; advance enzalutamide clinically

3.	Advance pidilizumab and other pipeline opportunities

4.	Strengthen enterprise for scalable growth

5.	Build, develop, engage, and empower the team

•	Thank you for your contributions, your commitment, and your passion not only to the patients we serve, but to Medivation and the bright future that lies ahead.

[Bridge back to business-at-hand messages.]

Forward-Looking Statements

Forward-looking statements are made throughout this employee communication. The forward-looking statements in this employee communication include, but are not limited to, statements regarding Medivation’s strategy, plans, initiatives and anticipated financial performance, expected clinical and regulatory developments and the potential for XTANDI and Medivation, Inc.’s (“Medivation” or the “Company”) pipeline assets and how they will drive growth for Medivation, and are

Employee Key Messages for Verbal Delivery by Managers

May 16, 2016

made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may also be identified by words such as “believes,” “expects,” “anticipates,” “projects,” “intends,” “should,” “estimates” or similar expressions. All forward-looking statement are subject to risks and uncertainties which may cause actual results to differ significantly from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, general economic conditions, Medivation’s dependence on its collaboration relationship with Astellas to support the continued commercialization of XTANDI® (enzalutamide) capsules despite increasing competitive, reimbursement and economic challenges; risks that unexpected adverse events could impact sales of XTANDI; the inherent uncertainty associated with the regulatory approval process; and other risks detailed in Medivation’s filings with the Securities and Exchange Commission, or SEC, including its annual report on Form 10-K for the year ended December 31, 2015, which was filed on February 26, 2016. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this employee communication. Medivation disclaims any obligation or undertaking to update, supplement or revise any forward-looking statements contained in this employee communication.

Additional Information

This employee communication is neither an offer to buy nor a solicitation of an offer to sell any securities of Medivation. No tender offer for the shares of Medivation has commenced at this time. In connection with its proposed transaction, Sanofi may file tender offer documents, consent solicitation documents or other documents with the U.S. Securities and Exchange Commission (“SEC”). If a tender offer and/or consent solicitation is commenced, Medivation will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to such tender offer and may file a Consent Revocation Statement in connection with such consent solicitation. Once filed, stockholders will be able to obtain, as applicable, the tender offer statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of Medivation on Schedule 14D-9, any consent solicitation, any solicitation of revocation and related materials with respect to any tender offer or consent solicitation, free of charge, at the website of the SEC at www.sec.gov, and from any information agent and/or dealer manager named in the tender offer materials. Stockholders may also obtain, at no charge, any such documents filed with or furnished to the SEC by Medivation under the “SEC Filings” tab in the “Investor Relations” section of Medivation’s website at www.medivation.com. Stockholders are advised to read these documents, if and when they become available, including any amendments thereto, as well as any other documents relating to any tender offer and/or consent solicitation that are filed with the SEC, carefully and in their entirety prior to making any decisions with respect to whether to tender shares or submit consents because the documents will contain important information.

Certain Information Regarding Participants

Medivation, its directors and certain of its executive officers may be deemed to be participants in the solicitation of revocations in connection with any Sanofi solicitation. Information regarding the names of Medivation’s directors and executive officers and their respective interests in Medivation by security holdings or otherwise is set forth in Medivation’s proxy statement for the 2016 Annual Meeting of Shareholders, filed with the SEC on April 28, 2016. Additional information can also be found in Medivation’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016 and in Medivation’s latest Quarterly Report on Form 10-Q